EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(In thousands, except ratios)



                                                                             Twelve
                                                                             Months                                        Proforma
                   Year Ended    Year Ended     Seven            Seven       Ended        Year Ended      Year Ended      Year Ended
                    June 30,      June 30,    Months Ended    Months Ended  January 31,   January 31,     January 31,    January 31,
                      1993          1994         1994            1995         1995           1996            1997            1997
                   -----------------------------------------------------------------------------------------------------------------
Earnings, as
  defined:

  Net Income        $  595       $1,011      $  641             $2,492        $2,862       $3,007        $ 8,248         $ 4,598
  Income taxes         232          531         349              1,490         1,672        1,931          4,652           2,373
  Fixed charges,
    as below         1,143        1,546         835              1,414         2,125        4,158          6,853          13,858
                   -----------------------------------------------------------------------------------------------------------------
  Total earnings,
    as defined      $1,970       $3,088      $1,825             $5,396        $6,659       $9,096        $19,753         $20,829
                   =================================================================================================================

Fixed charges,
    as defined:

  Interest expense  $1,143       $1,546      $  835             $1,414        $2,125       $4,158        $6,853          $13,858
                   -----------------------------------------------------------------------------------------------------------------
  Total fixed
    charges, as
    defined         $1,143       $1,546      $  835             $1,414        $2,125       $4,158        $6,853          $13,858
                   =================================================================================================================

Ratio of earnings
    to fixed
    charges           1.72         2.00        2.19               3.82          3.13         2.19          2.88             1.50


COMPUTATION OF PROFORMA RATIOS
(In thousands, except ratios)
                                                                    Proforma
                                                                   Year Ended
                                                                   January 31,
                                                                       1997
                                                                   -----------

  Interest expense                                                   $  13,858
  Less amortization of deferred financing fees                             410
                                                                   -----------
  Cash interest expense                                              $  13,448
                                                                   ===========

  Income from operations                                                19,587
  Plus depreciation and amortization                                     3,738
                                                                   -----------
  EBITDA                                                             $  23,325
                                                                   ===========

Ratio of EBITDA to cash interest expense                                  1.73

  Total debt                                                         $ 136,755
  Total cash and cash equivalents                                       52,573
                                                                   -----------
  Net debt                                                           $  84,182
                                                                   ===========

Ratio of net debt to EBITDA                                               3.61